SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 8, 2004

TARGET RECEIVABLES CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

0-26930	41-1812153
(Commission File Number)	(I.R.S. Employer Identification Number)

Target Receivables Corporation
1000 Nicollet Mall
31st Floor, Suite 3136
Minneapolis, Minnesota 55403
(612) 696-3102

(Address, including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Office)

Item 5: Other Events

Effective as of July 8, 2004, pursuant to Reassignment No. 2 of Receivables in Removed Accounts, dated as of July 8, 2004, among Target Receivables Corporation, a Minnesota corporation, as Transferor (the “Transferor”), Target National Bank (formerly known as Retailers National Bank), a national banking association, as Servicer (the “Servicer”) and Wells Fargo Bank, National Association (successor by merger to Wells Fargo Bank Minnesota, National Association, formerly known as Norwest Bank Minnesota, National Association), a national banking association, as trustee (the “Trustee”), and pursuant to the Amended and Restated Pooling and Servicing Agreement, dated as of April 28, 2000, among the Transferor, the Servicer and the Trustee, the Transferor has designated approximately $1,115 million aggregate amount of Receivables from certain credit card accounts, associated with Target Corporation’s Marshall Field’s business unit and its Mervyn’s subsidiary, as Removed Accounts.  The Transferor will cause the Trustee to reconvey the Receivables from the Removed Accounts, whether now existing or hereafter created, from the Trust to the Transferor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 8, 2004

TARGET RECEIVABLES CORPORATION

By:	/s/ Terrence J. Scully

Name:	Terrence J. Scully
Title:	Vice President